As filed with the Securities and Exchange Commission on January 19, 2017

Registration No. 333-215425

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PG&E Corporation

(Exact Name of Registrant as Specified in Its Charter)

California	77 Beale Street P.O. Box 770000 San Francisco, CA 94177 (415) 973-1000	94-3234914
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Hyun Park Senior Vice President and General Counsel PG&E Corporation 77 Beale Street P.O. Box 770000 San Francisco, CA 94177 (415) 973-1000	Please send copies of all communications to: Brett Cooper, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, CA 94105 (415) 773-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Exchange Act Rule 12b-2).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(1)
Debt Securities (comprising senior notes and subordinated notes)
Common Stock
Preferred Stock
Depositary Shares
Warrants to Purchase Common Stock, Preferred Stock or Debt Securities
Securities Purchase Contracts
Securities Purchase Units
Total	$350,000,000	—	$350,000,000	$40,565(4)(5)

(1)	An unspecified number of securities or principal amount, as applicable is being registered. The maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $350,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify, by each class, information as to the amount to be registered, the proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Exclusive of accrued interest and distributions, if any.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, dated January 19, 2017

$350,000,000

PG&E Corporation

Debt Securities, Common Stock, Preferred Stock,

Depositary Shares, Warrants to Purchase Debt Securities,

Common Stock and Preferred Stock,

Securities Purchase Contracts and Securities Purchase Units

We may offer and sell up to $350 million in the aggregate of securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the offered securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG”. On January 18, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $61.46 per share.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    , 2017

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may from time to time offer and sell securities in one or more offerings up to a total dollar amount of $350,000,000 as described in this prospectus.

This prospectus provides you with only a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part. Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

PG&E CORPORATION

We are an energy-based holding company headquartered in San Francisco, California that conducts its business principally through Pacific Gas and Electric Company, a public utility serving more than 16 million people throughout 70,000 square miles in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, and our telephone number is (415) 973-1000.

When used in this prospectus and unless otherwise specified, the term “Utility” refers to our subsidiary, Pacific Gas and Electric Company, and the terms “we,” “our”, “us” and “the Company” refer to PG&E Corporation unless the context indicates that the references are to PG&E Corporation and its consolidated subsidiaries.

RISK FACTORS

Investing in our securities involves risk. Please see risk factors described in our Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions which are based on current estimates, expectations and projections about future events, and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of pipeline-related expenses that the Utility will not recover through rates; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those related to regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “forecast,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

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the timing and outcomes of the 2017 general rate case and the transmission owner rate cases currently before the California Public Utilities Commission (“CPUC”), and other ratemaking and regulatory proceedings;

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the timing and outcomes of the debarment proceeding and potential remedial and other measures that may be imposed on the Utility as a result of the debarment proceeding and the jury’s verdict in the federal criminal trial of the Utility (including a potential appointment of one or more independent third-party monitor(s)), the Safety and Enforcement Division’s (“SED”) unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas-related laws and regulations, including the U.S. Attorney’s Office investigation in connection with the natural gas explosion that occurred in Carmel, California on March 3, 2014 and the U.S. Attorney’s Office in San Francisco investigation in connection with matters relating to the federal criminal trial, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes;

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the timing and outcomes of the CPUC’s investigation of communications between the Utility and the CPUC that may have violated the CPUC’s rules regarding ex parte communications or are otherwise alleged to be improper, and of the U.S. Attorney’s Office in San Francisco and the California Attorney General’s office investigations in connection with communications between the Utility’s personnel and CPUC officials, whether additional criminal or regulatory investigations or enforcement actions are commenced with respect to allegedly improper communications, and the extent to which such matters negatively affect the final decisions to be issued in the Utility’s ratemaking proceedings;

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the timing and outcomes of the Butte fire litigation, and whether the Utility’s insurance is sufficient to cover the Utility’s liability resulting therefrom or whether insurance is otherwise available; and whether additional investigations and proceedings in connection with the Butte fire will be opened;

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whether we and the Utility are able to repair the harm to our and its reputations caused by the jury’s verdict in the federal criminal trial and a possible conviction of the Utility, the state and federal investigations of natural gas incidents, matters relating to the criminal federal trial, improper communications between the CPUC and the Utility, and the Utility’s ongoing work to remove encroachments from transmission pipeline rights-of-way;

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whether the Utility can control its costs within the authorized levels of spending, the Utility’s ability to achieve sustainable efficiencies in its cost structure, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs, and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

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the amount and timing of additional common stock and debt issuances by us, including the dilutive impact of common stock issuances to fund our equity contributions to the Utility as the Utility incurs charges and costs, including fines, that it cannot recover through rates;

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the outcome of the CPUC’s investigation into the Utility’s safety culture, and future legislative or regulatory actions that may be taken to require the Utility to separate its electric and natural gas businesses, restructure into separate entities, undertake some other corporate restructuring, or implement corporate governance changes;

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the outcomes of the SED’s investigations of potential violations identified though audits, investigations, or self-reports, including in connection with the Utility’s September 2016 self-report related to atmospheric corrosion inspections;

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the outcome of future investigations or other enforcement proceedings that may be commenced relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion or replacement of its electric and gas facilities; inspection and maintenance practices, customer billing and privacy, and physical and cyber security; environmental laws and regulations;

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the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

•	the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California;

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the impact of new legislation or Nuclear Regulatory Commission (“NRC”) regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of actions taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon; whether the CPUC approves the joint proposal that will phase out the Utility’s Diablo Canyon nuclear units at the expiration of their licenses in 2024 and 2025; whether the Utility obtains the approvals required to withdraw its NRC application to renew the two Diablo Canyon operating licenses; whether the State Lands Commission could be required to perform an environmental review of the new lands lease as a result of the World Business Academy assertion that the State Lands Commission committed legal error when it determined that the short term lease extension for an existing facility was exempt from review under the California Environmental Quality Act; and whether the Utility will be able to successfully implement its retention and retraining and development programs for Diablo Canyon employees, and whether these programs will be recovered in rates;

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whether the Utility is successful in ensuring physical security of its critical assets and whether the Utility’s information technology, operating systems and networks, including the advanced metering system infrastructure, customer billing, financial, records management, and other systems, can continue to function accurately while meeting regulatory requirements; whether the Utility and its third party vendors and contractors (who host, maintain, modify and update some of the Utility’s systems) are able to protect the Utility’s operating systems and networks from damage, disruption, or failure caused by cyber-attacks, computer viruses, or other hazards; whether the Utility’s security measures are sufficient to protect against unauthorized or inadvertent disclosure of information contained in such systems and networks, including confidential proprietary information and the personal information of customers; and whether the Utility can continue to rely on third-party vendors and contractors that maintain and support some of the Utility’s information technology and operating systems;

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the impact of droughts or other weather-related conditions or events, wildfires (such as the Butte fire), climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

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how the CPUC and the California Air Resources Board implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	whether the Utility’s climate change adaptation strategies are successful;

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the impact that reductions in customer demand for electricity and natural gas have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources and changing customer demand for natural gas and electric services;

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the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

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the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•	our ability and the Utility’s ability to access capital markets and other sources of debt and equity financing in a timely manner on acceptable terms;

•	changes in credit ratings which could result in increased borrowing costs especially if we or the Utility were to lose our or its investment grade credit ratings;

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the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on us when we became the Utility’s holding company, and whether the ultimate outcomes of the CPUC’s pending investigations, the jury’s verdict in the federal criminal trial of the Utility and its possible conviction, and other enforcement matters affect the Utility’s ability to make distributions to us, and, in turn, our ability to pay dividends;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the more significant risks that could affect the outcome of these forward-looking statements and our and the Utility’s future financial condition and results of operations, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CERTAIN RATIOS

The following table sets forth our Ratios of Earnings to Fixed Charges for the periods indicated:

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	1.55x	1.66x	2.48x	2.07x	2.13x	2.39x

For the purpose of computing the ratios of earnings to fixed charges, “earnings” represent income from continuing operations adjusted for income taxes, fixed charges (excluding capitalized interest), and pre-tax earnings required to cover the preferred stock dividend of consolidated subsidiaries. “Fixed charges” include interest on long-term debt and short-term borrowings (including a representative portion of rental expense), amortization of bond premium, discount and expense, interest on capital leases, allowance for funds used during construction related to the cost of debt, and earnings required to cover the preferred stock dividends of consolidated subsidiaries. Fixed charges exclude interest on tax liabilities.

We currently have no preferred stock outstanding and accordingly have no obligation to pay preference dividends. If we issue preferred stock, the appropriate combined ratio of earnings to fixed charges and preferred stock dividends will be included in each applicable prospectus supplement.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the securities offered by that prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Holding Company Structure

We conduct our operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our cash flow and our ability to meet our obligations under our debt securities are largely dependent upon the earnings of our subsidiaries and the distribution or other payment of these earnings to us in the form of dividends or loans or advances and repayment of loans and advances from us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on our debt securities or to make any funds available for payment of amounts due on these debt securities.

Because we are a holding company, our obligations under our debt securities will be structurally subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights and the rights of our creditors, including the rights of the holders of our debt securities and any debt securities guarantees, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that we may ourselves be a creditor with recognized claims against any of our subsidiaries, our claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by us. As of September 30, 2016, the Utility had approximately $16.5 billion of long-term debt (excluding the current portion of long-term debt). We expect the Utility will continue to incur substantial additional amounts of indebtedness in the future.

DESCRIPTION OF THE SENIOR NOTES

Set forth below is a description of the general terms of the senior notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the senior note indenture dated as of February 10, 2014 between us and U.S. Bank National Association, as trustee (the “Senior Note Indenture Trustee”), as supplemented by supplemental indentures establishing the senior notes of each series. The senior note indenture, as supplemented from time to time, is referred to as the “Senior Note Indenture.” We have summarized selected provisions of the Senior Note Indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Senior Note Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Senior Notes Indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the Senior Note Indenture for more complete information on the senior notes as they, and not this prospectus or any prospectus supplement, govern your rights as a holder. The Senior Note Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the indenture by the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Senior Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation, excluding unless otherwise expressly stated or the context requires, its subsidiaries.

General

The senior notes will be issued as unsecured senior debt securities under the Senior Note Indenture and will rank equally with all other unsecured and unsubordinated debt of the Company. The senior notes will be effectively subordinated to all secured debt of the Company. As of September 30, 2016, on an unconsolidated basis, we had no secured debt outstanding. As of September 30, 2016, we had $350 million principal amount of senior notes outstanding under the Senior Note Indenture. The Senior Note Indenture does not limit the aggregate principal amount of senior notes that may be issued under the Senior Note Indenture and provides that senior notes may be issued from time to time in one or more series pursuant to a supplemental indenture to the Senior Note Indenture. The Senior Note Indenture gives us the ability to reopen a previous series of senior notes and issue additional senior notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of such senior notes;

•	any limit on the aggregate principal amount of such senior notes;

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the date or dates on which the principal of such senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

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the rate or rates at which such senior notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

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the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable, the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon the Company in respect of such senior notes may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

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our obligation, if any, to redeem, purchase or repay such senior notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which such senior notes shall be issuable;

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the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

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if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Senior Note Indenture pertaining to such senior notes;

•	whether such senior notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

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any non-applicability of Section 1007 of the Senior Note Indenture (Limitation on Liens) to the senior notes of such series or any exceptions or modifications of such section with respect to the senior notes of such series; and

•	any other terms of such senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will described in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

The Senior Note Indenture does not contain provisions that afford holders of senior notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange senior notes of any series during a period of 15 days immediately preceding the date notice is given identifying the senior notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any senior notes so selected for redemption, in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any senior notes will be made only against surrender to the Paying Agent of such senior notes. Principal of and interest on senior notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the senior notes. Payment of interest on senior notes on any interest payment date will be made to the person in whose name the senior notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Senior Note Indenture Trustee will act as Paying Agent with respect to the senior notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal of or interest on the senior notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such senior notes will from that time forward look only to the Company for payment of such principal and interest.

Limitation on Liens

Unless otherwise specified in a prospectus supplement for senior notes of a series, the following covenant shall apply to the senior notes of that series.

So long as any senior notes remain outstanding, we will not secure any indebtedness with a lien on any shares of the common stock of any of our Significant Subsidiaries, which shares of common stock we directly own from the date of the indenture or thereafter, unless we equally secure all senior notes. However, this restriction does not apply to or prevent:

(1)	any lien on capital stock existing on the date on which senior notes are originally issued,

(2)	any lien on capital stock at the time we acquire that capital stock, or within 365 days after that time, to secure all or a portion of the purchase price of that capital stock, or

(3)	any lien on capital stock existing at the time we acquire that capital stock (whether or not we assume the obligations secured by the lien and whether or not the lien was created in contemplation of the acquisition), or

(4)	any extensions, renewals or replacements of the liens described in (1), (2) or (3) above, or of any indebtedness secured by those liens; provided, that,

•

the principal amount of indebtedness secured by those liens immediately after the extension, renewal or replacement may not exceed the principal amount of indebtedness secured by those liens immediately before the extension, renewal or replacement, and

•	the extension, renewal or replacement lien is limited to no more than the same proportion of all shares of capital stock as were covered by the lien that was extended, renewed or replaced, or

(5)	any lien arising in connection with court proceedings; provided, that, either

•	the execution or enforcement of that lien is effectively stayed and the claims secured by that lien are being contested in good faith by appropriate proceedings,

•	the payment of that lien is covered in full by insurance (subject to customary deductible amounts) and the insurance company has not denied or contested coverage, or

•

so long as that lien is adequately bonded, any appropriate legal proceedings that have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the periods within which those proceedings may be initiated have not expired.

Liens on any shares of the common stock of any of our Significant Subsidiaries, other than liens described in (1) through (5) above, are referred to in this prospectus as “Restricted Liens.” The foregoing limitation does not apply to the extent that we create any Restricted Liens to secure indebtedness that, together with all of our other indebtedness secured by Restricted Liens, does not at the time exceed 10% of our Net Tangible Assets on a consolidated basis, as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For this purpose, “Net Tangible Assets” means the total amount of our assets determined on a consolidated basis in accordance with generally accepted accounting principles, or GAAP, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets determined in accordance with GAAP, including but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

For this purpose, “Significant Subsidiary” means any direct, majority owned subsidiary of us that is a “significant subsidiary” as defined in Regulation S-X promulgated by the SEC.

Any pledge of the Utility’s common stock to secure the notes could require approval of the CPUC. In addition, even with a valid pledge of the Utility’s common stock, foreclosure under the indenture may be subject to applicable regulatory requirements, including approval by the CPUC if it were determined that the foreclosure or the sale of the pledged Utility common stock would constitute a transfer of control of the Utility. California law gives the CPUC broad discretion to define “control” for these purposes and such a determination would depend upon the facts and circumstances existing at the time. Accordingly, the ability to foreclose on and dispose of the Utility common stock may be restricted or delayed by applicable regulatory requirements.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other person is a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other person expressly assumes, by supplemental indenture executed and delivered to the Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the senior notes and the performance of every covenant of the Senior Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

we have delivered to the Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Senior Note Indenture.

Modification

The Senior Note Indenture contains provisions permitting us and the Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series that is affected, to modify the Senior Note Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or the rate of interest on any senior note or any premium payable upon the redemption of any senior note, or change the method of calculating the rate of interest of any senior note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any senior note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Senior Note Indenture or certain defaults under the Senior Note Indenture and their consequences) provided for in the Senior Note Indenture; or

•

modify any of the provisions of the Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note that is affected.

In addition, we and the Senior Note Indenture Trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Events of Default

The Senior Note Indenture provides that any one or more of the following described events with respect to the senior notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the senior notes of such series:

•	failure for 30 days to pay interest on the senior notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the senior notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a senior note of such series; or

•

failure to observe or perform any other covenant or warranty of ours in the Senior Note Indenture (other than a covenant or warranty which has expressly been included in the Senior Note Indenture solely for the benefit of one or more series of senior notes other than such series) for 90 days after written notice to us from the Senior Note Indenture Trustee or to us and the Senior Note Indenture Trustee from the holders of at least 33% in principal amount of the outstanding senior notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Indenture Trustee with respect to the senior notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the senior notes of any series, then the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the senior notes of such series may declare the principal amount of the senior notes due and payable immediately by notice in writing to us (and to the Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in the last bullet above, the principal amount of all senior notes of that series then outstanding shall be due and payable immediately without any declaration or other action by the Trustee or the holders of such series. At any time after such a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the senior notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Senior Note Indenture Trustee a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and all sums paid or advanced by the Senior Note Indenture Trustee, including reasonable compensation and expenses of the Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series may, on behalf of the holders of all the senior notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding senior note of such series affected.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Senior Note Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Information Concerning the Senior Note Indenture Trustee

The Senior Note Indenture Trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in the Senior Note Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Senior Note Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Senior Note Indenture Trustee. The Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustee. The Senior Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

The Senior Note Indenture Trustee may resign at any time with respect to the senior notes of one or more series upon written notice to us, and the Senior Note Indenture Trustee may be removed at any time by written notice delivered to it and us and signed by the holders of at least a majority in principal amount of outstanding senior notes. No resignation or removal of a Senior Note Indenture Trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the Senior Note Indenture Trustee with respect to any series. We must give notice of resignation and removal of the Senior Note Indenture Trustee with respect to a series or the appointment of a successor trustee as provided in the Senior Note Indenture.

Governing Law

The Senior Note Indenture and the senior notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Senior Note Indenture to a direct or indirect wholly-owned subsidiary; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Senior Note Indenture will be binding upon and inure to the benefit of the parties to the Senior Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE SUBORDINATED NOTES

Set forth below is a description of the general terms of the subordinated notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated note indenture to be entered into between us and the trustee as named in the subordinated note indenture (the “Subordinated Note Indenture Trustee”), to be supplemented by a supplemental indenture to the subordinated note indenture establishing the subordinated notes of each series (the subordinated note indenture, as so supplemented, is referred to as the “Subordinated Note Indenture”). The form of the Subordinated Note Indenture was filed as Exhibit 4.2 to the Form 8-K we filed on March 9, 2009 (File No. 001-12609). The terms of the subordinated notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Subordinated Note Indenture.

In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation, excluding unless otherwise expressly stated or the context requires, its subsidiaries.

General

The subordinated notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of subordinated notes that may be issued under the Subordinated Note Indenture and provides that subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives us the ability to reopen a previous issue of subordinated notes and issue additional subordinated notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of subordinated notes will specify, among other things:

•	the title of such subordinated notes;

•	any limit on the aggregate principal amount of such subordinated notes;

•

the date or dates on which the principal of such subordinated notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such subordinated notes shall be payable, the methods by which registration of the transfer of subordinated notes and exchanges of subordinated notes may be effected, and by which notices and demands to or upon the Company in respect of such subordinated notes may be made, given, furnished, filed or served;

•

the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the subordinated notes may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay such subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the subordinated notes will be so redeemed, purchased or repaid;

•	the denominations in which such subordinated notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the subordinated notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount payable in respect of principal of or any premium or interest on any subordinated notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such subordinated notes;

•	whether such subordinated notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such subordinated notes.

The Subordinated Note Indenture does not contain provisions that afford holders of subordinated notes protection in the event of a highly leveraged transaction involving the Company.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the subordinated notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any subordinated notes will be made only against surrender to the Paying Agent of such subordinated notes. Principal of and interest on subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the subordinated notes. Payment of interest on subordinated notes on any interest payment date will be made to the person in whose name the subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the subordinated notes. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by the Company to a Paying Agent for the payment of the principal of or interest on the subordinated notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such subordinated notes will from that time forward look only to the Company for payment of such principal and interest.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

the Company has delivered to the Subordinated Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Subordinated Note Indenture.

Subordination

The subordinated notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), or premium, if any, or interest on (including Additional Interest (as defined below)) the subordinated notes may be made if:

•	any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

Upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the subordinated notes are paid in full.

The term “Senior Indebtedness” means, with respect to us:

•

any payment due in respect of our indebtedness, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities;

•	all capital lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in first four bullet points above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•

all obligations of the type referred to in the first four bullet points above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the subordinated notes and (2) any unsecured indebtedness between or among us or our affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as (i) such additional amounts as may required so that the net amounts received and retained by a holder of subordinated notes (if the holder is a Securities Trust formed to issue Trust Securities, the proceeds of which are used to purchase subordinated notes of one or more series) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of subordinated notes, that:

•	if the Company shall have given notice of its election to extend an interest payment period for such series of subordinated notes and such extension shall be continuing;

•	if the Company shall be in default with respect to its payment or other obligations under the guarantee with respect to the Trust Securities, if any, related to such series of subordinated notes; or

•

if an Event of Default under the Subordinated Note Indenture with respect to such series of subordinated notes shall have occurred and be continuing, (a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the guarantee with respect to the series of Trust Securities, if any, related to such series of subordinated notes) issued by the Company which rank equally with or junior to the subordinated notes.

None of the foregoing, however, shall restrict:

•

any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; or

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification

The Subordinated Note Indenture contains provisions permitting us and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding subordinated note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note, or reduce the principal amount of any subordinated note or the rate of interest (including Additional Interest) of any subordinated note or any premium payable upon the redemption of any subordinated note, or change the method of calculating the rate of interest on any subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any subordinated note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture; or

•

modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding subordinated note that is affected; or

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to such holder.

In addition, we and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of subordinated notes.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the subordinated notes of such series:

•

failure for 30 days to pay interest on the subordinated notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

•	failure for 30 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

•

failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the subordinated notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a subordinated note of such series; or

•

failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of subordinated notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or to the Company and the Subordinated Note Trustee from the holders of at least 33% in principal amount of the outstanding subordinated notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the subordinated notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the subordinated notes of such series may declare the principal amount of the subordinated notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series may, on behalf of the holders of all the subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

Satisfaction and Discharge

Any subordinated note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and our entire indebtedness in respect of the subordinated notes will be deemed to have been satisfied and discharged if certain conditions are satisfied, including an irrevocable deposit with the trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the subordinated notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated notes or portions thereof.

This discharge of the subordinated notes through the deposit with the trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those subordinated notes. Prospective investors in the subordinated notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated subordinated notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to subordinated notes of any series, undertakes to perform, with respect to subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to subordinated notes of any series has occurred and is continuing, shall exercise, with respect to subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Subordinated Note Indenture Trustee may serve as Senior Note Indenture Trustee, as Property Trustee and as Guarantee Trustee under the Trust Agreement relating to the Preferred Securities of a Trust. The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

Governing Law

The Subordinated Note Indenture and the subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of ours; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock. The following description is only a summary and is qualified in its entirety by reference to applicable law, our restated articles of incorporation and our bylaws. Copies of our restated articles of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our restated articles of incorporation authorize the issuance of 800,000,000 shares of common stock and 85,000,000 shares of preferred stock. As of December 30, 2016, there were approximately 506,891,874 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation, will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A.

Preferred Stock

Our board of directors is authorized, pursuant to our restated articles of incorporation, to issue up to 85,000,000 shares of preferred stock in one or more series and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of our preferred stock outstanding.

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock;

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus. In this section, references to “we,” “our” and “us” mean PG&E Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

General

We may issue warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

We may issue warrants for the purchase of our equity securities such as our preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus. In this section, references to “we,” “our” and “us” mean PG&E Corporation excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

Stock Purchase Contracts and Stock Purchase Units

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and, as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts, either

•	our senior debt securities or subordinated debt securities or

•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and, as security for the holder’s obligations to purchase the securities under the debt purchase contracts, either

•	our senior debt securities or subordinated debt securities or

•	debt obligations of third parties, including U.S. Treasury securities.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to

•	the purchase contracts,

•	the collateral arrangements and depositary arrangements, if applicable, relating to such purchase contracts or purchase units and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, reference to “we,” “our” and “us” mean PG&E Corporation excluding, unless otherwise expressly stated or the context requires, its subsidiaries.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;

•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated articles of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 90 days after the delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the common stock, preferred stock, warrants, stock purchase contracts, stock purchase units or depositary shares (the “securities”) initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the debt securities, the common stock, the preferred stock, the depositary shares, the warrants, the securities purchase contracts, and the securities purchase units (which we collectively refer to as the securities) in one or more of the following ways from time to time:

•	to underwriters for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of debt securities, common stock, preferred stock, depositary shares, warrants, securities purchase contracts, and securities purchase units, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, and securities purchase units will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, and securities purchase units may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Securities Exchange Act of 1934.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC under File No. 001-12609. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information deemed to be furnished and not filed) on or (1) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of such registration statement and (2) after the date of this prospectus and prior to the termination of any offering of the securities made hereby:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and

•

our Current Reports on Form 8-K filed with the SEC on February 19, 2016, February 23, 2016, February 29, 2016 (excluding Item 7.01), March 1, 2016, March 4, 2016, March 22, 2016, April 12, 2016, May 2, 2016, May 9, 2016, May 23, 2016, May 24, 2016, May 25, 2016, June 2, 2016, June 21, 2016, June 27, 2016, July 6, 2016, August 1, 2016, August 2, 2016, August 3, 2016, August 4, 2016, August 10, 2016, August 19, 2016, August 19, 2016, August 31, 2016 (excluding Item 7.01 and Item 9.01), September 2, 2016 (excluding Item 7.01), September 21, 2016 (excluding Item 7.01), November 14, 2016 (excluding Item 7.01 and Item 9.01), November 18, 2016, November 22, 2016, December 1, 2016, December 2, 2016 (excluding Item 7.01), December 21, 2016 and January 11, 2017 (excluding Item 7.01).

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

You may request a copy of these filings at no cost by writing or contacting us at the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance And Distribution

The following table sets forth the estimated expenses, other than the underwriting discounts and commissions, payable by PG&E Corporation in connection with the sale of the securities being registered.

Registration fee	$40,565
Printing and engraving expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Trustee’s and authenticating agent’s fees and expenses		(1)
Rating agencies’ fees		(1)
Miscellaneous		(1)

Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors.

Section 317 of the California Corporations Code provides for indemnification of a corporation’s directors and officers under certain circumstances. Our articles of incorporation authorize us to provide indemnification of any person who is or was our director, officer, employee or other agent, or is or was serving at our request as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation, through our bylaws, resolutions of our board of directors, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code. Our articles of incorporation also eliminate the liability of our directors for monetary damages to the fullest extent permissible by California law. Our board of directors has adopted a resolution regarding our policy of indemnification and we maintain insurance which insures our directors and officers against certain liabilities.

Item 16.	Exhibits.

Exhibit Number	Description Of Document

1.1	Form of Underwriting Agreement (PG&E Corporation Debt Securities).*

1.2	Form of Underwriting Agreement (PG&E Corporation Equity Securities).*

4.1	Senior Note Indenture dated as of February 10, 2014 between PG&E Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s registration statement on Form S-3 filed February 11, 2014, File No. 333-193880).

4.2	First Supplemental Indenture dated as of February 27, 2014 between PG&E Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on February 27, 2014, File No. 001-12609).

4.3	Form of Supplemental Indenture for senior notes.†

4.4	Form of Indenture for Subordinated Debt Securities (PG&E Corporation) (incorporated by reference to Exhibit 4.2 to the Registrant’s Report on Form 8-K filed March 9, 2009, File No. 001-12609).

4.5	Form of Senior Debt Security (PG&E Corporation) (included in Exhibit 4.3).†

4.6	Form of Subordinated Debt Security (PG&E Corporation).*

Exhibit Number	Description Of Document

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Warrant Agreement (PG&E Corporation).*

4.9	Form of Warrant Certificate (PG&E Corporation) (included in Exhibit 4.8).*

4.10	Form of Deposit Agreement (PG&E Corporation).*

4.11	Form of Depositary Receipt (PG&E Corporation) (included in Exhibit 4.10).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.†

23.1	Consent of Deloitte & Touche LLP.†

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.†

24.2	Board of Directors’ Resolution.†

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Note Indenture (PG&E Corporation Senior Debt Securities).†

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Note Indenture (PG&E Corporation Subordinated Debt Securities).**

*	To be subsequently filed or incorporated by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	Previously filed.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a), 1(b) and 1(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and

Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)  To file an application for the purpose of determining the eligibility of the trustee for the Subordinated Note Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 19, 2017.

PG&E CORPORATION (Registrant)

By	*ANTHONY F. EARLEY, JR.
Anthony F. Earley, Jr. Chairman of the Board, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr.	Chairman of the Board, Chief Executive Officer, President and Director (Principal Executive Officer)	January 19, 2017

*JASON P. WELLS Jason P. Wells	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	January 19, 2017

*DAVID S. THOMASON David S. Thomason	Vice President and Controller (Principal Accounting Officer)	January 19, 2017

*LEWIS CHEW Lewis Chew	Director	January 19, 2017

*FRED FOWLER Fred Fowler	Director	January 19, 2017

*MARYELLEN C. HERRINGER Maryellen C. Herringer	Director	January 19, 2017

*RICHARD KELLY Richard Kelly	Director	January 19, 2017

*ROGER H. KIMMEL Roger H. Kimmel	Director	January 19, 2017

*RICHARD A. MESERVE Richard A. Meserve	Director	January 19, 2017

Signature	Title	Date

*FORREST E. MILLER Forrest E. Miller	Director	January 19, 2017

*ERIC D. MULLINS Eric D. Mullins	Director	January 19, 2017

*ROSENDO G. PARRA Rosendo G. Parra	Director	January 19, 2017

*BARBARA L. RAMBO Barbara L. Rambo	Director	January 19, 2017

*ANNE SHEN SMITH Anne Shen Smith	Director	January 19, 2017

*BARRY LAWSON WILLIAMS Barry Lawson Williams	Director	January 19, 2017

*By:	/S/ HYUN PARK
Hyun Park Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description Of Document

1.1	Form of Underwriting Agreement (PG&E Corporation Debt Securities).*

1.2	Form of Underwriting Agreement (PG&E Corporation Equity Securities).*

4.1	Senior Note Indenture dated as of February 10, 2014 between PG&E Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form S-3 filed February 11, 2014, File No. 333-193880).

4.2	First Supplemental Indenture dated as of February 27, 2014 between PG&E Corporation and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed on February 27, 2014, File No. 001-12609).

4.3	Form of Supplemental Indenture for senior notes.†

4.4	Form of Indenture for Subordinated Debt Securities (PG&E Corporation) (incorporated by reference to Exhibit 4.2 to the Registrant’s Report on Form 8-K filed March 9, 2009, File No. 001-12609).

4.5	Form of Senior Debt Security (PG&E Corporation) (included in Exhibit 4.3).†

4.6	Form of Subordinated Debt Security (PG&E Corporation).*

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Warrant Agreement (PG&E Corporation).*

4.9	Form of Warrant Certificate (PG&E Corporation) (included in Exhibit 4.8).*

4.10	Form of Deposit Agreement (PG&E Corporation).*

4.11	Form of Depositary Receipt (PG&E Corporation) (included in Exhibit 4.10).*

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.†

23.1	Consent of Deloitte & Touche LLP.†

23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

24.1	Powers of Attorney.†

24.2	Board of Directors’ Resolution.†

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Senior Note Indenture (PG&E Corporation Senior Debt Securities).†

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Note Indenture (PG&E Corporation Subordinated Debt Securities).**

*	To be subsequently filed or incorporated by reference.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

†	Previously filed.